SMITH BARNEY INVESTMENT FUNDS INC.


	ARTICLES OF AMENDMENT


	Smith Barney Investment Funds Inc., a Maryland corporation, having its principal office in Baltimore City, Maryland (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

	FIRST: The Charter of the Corporation is hereby amended to provide as follows:

	The name of all of the issued and unissued Class C Common Stock of each of the Government Securities Fund, the Investment Grade Bond Fund, the Special Equities Fund, the Concert Peachtree Growth Fund, the Smith Barney Contrarian Fund, the Smith Barney Hansberger Global Small Cap Value Fund and the Smith Barney Hansberger Global Value Fund series of capital stock of the Corporation is hereby changed to Class L Common Stock of such series or Fund.

	SECOND: The foregoing amendment to the Charter of the Corporation has been approved by a majority of the entire Board of Directors and is limited to a change expressly permitted by Section 2-605 of the Maryland General Corporation Law to be made without action of the stockholders.

	THIRD: The Corporation is registered as an open-end investment company under the Investment Company Act of 1940.

	FOURTH: The amendment to the Charter of the Corporation effected hereby shall become effective at 9:00 a.m. on June 12, 1998.

	IN WITNESS WHEREOF, Smith Barney Investment Funds Inc. has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Assistant Secretary as of June 1, 1998.


WITNESS:					SMITH BARNEY INVESTMENT FUNDS INC


                                      		By:

Robert M. Nelson 					Heath B. McLendon
Assistant Secretary					President




	THE UNDERSIGNED, President of Smith Barney Investment Funds Inc., who executed on behalf of the Corporation Articles of Amendment of which this Certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles of Amendment to be the corporate act of said Corporation and hereby certifies that the matters and facts set forth herein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.



						Heath B. McLendon
						President





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